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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in the Registation Statements on Form S-8 (Files No. 33-22638, No. 33-51452, No. 33-60187 and No. 333-46159) of Clean Harbors, Inc. of our report dated March 31, 2005 relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K.

                                         /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 31, 2005